CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of North Square Investments Trust and to the use of our report dated October 19, 2018 on the financial statement of the North Square Multi Strategy Fund, a series of North Square Investments Trust. Such financial statement is included in the Registration Statement. We also consent to the references to us in the Prospectus and in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 19, 2018